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                                                                    EXHIBIT 21.1

                            SUBSIDIARIES OF STERLING

Subsidiaries of Sterling Financial Corporation

      Golf Escrow Corporation
      Golf Savings Bank
      Klamath First Capital Trust I
      Klamath First Capital Trust II
      Lynnwood Financial Statutory Trust I
      Lynnwood Financial Statutory Trust II
      Sterling Capital Trust II
      Sterling Capital Trust III
      Sterling Capital Trust IV
      Sterling Capital Statutory Trust V
      Sterling Capital Trust VI
      Sterling Capital Trust VII
      Sterling Capital Trust VIII
      Sterling Savings Bank
      Tri-Cities Mortgage Corporation

Subsidiaries of Sterling Savings Bank

      Action Mortgage Company
      Evergreen Environmental Development Corporation
      Evergreen First Service Corporation
      Fidelity Service Corporation
      Harbor Financial Services, Inc. (a subsidiary of Evergreen First Service
        Corporation)
      INTERVEST-Mortgage Investment Company
      Mason McDuffie Financial Corporation (a subsidiary of INTERVEST-Mortgage
        Investment Company)
      Peter W. Wong Associates, Inc. (a subsidiary of Source Capital
        Corporation)
      Source Capital Corporation
      Source Capital Leasing Corporation (a subsidiary of Source Capital
        Corporation)
      The Dime Service Corporation